Exhibit 1.01

Exhibit 1.01

SLEEP NUMBER CORPORATION

Conflict Minerals Report

For The REPORTING PERIOD

ENDING DECEMBER 31, 2018

This is the Conflict Minerals Report (“Report”) for Sleep Number Corporation (“Sleep Number” or the “Company,” “we,” “us,” or “our”) for the reporting period from January 1 through December 31, 2018, and is presented in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”).

The Democratic Republic of the Congo (“DRC”) and adjacent countries have reserves of the minerals tin, tantalum, tungsten, and gold (collectively known as “3TG”).  3TG minerals are commonly used in manufacturing many consumer products.  3TG minerals are occasionally sourced and traded illegally in the eastern DRC and surrounding areas (collectively, “Covered Countries”) by armed groups also responsible for committing human rights violations.  3TG minerals so sourced and traded are known as “conflict minerals.”

The Securities and Exchange Commission (“SEC”) adopted the Rule to implement conflict minerals reporting and disclosure requirements set forth in Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”).  Section 1502 requires SEC registrants to disclose whether their manufactured products contain conflict minerals that are necessary to the functionality or production of their products.  The minerals subject to the SEC’s disclosure requirements are cassiterite (tin), columbite-tantalite (tantalum), gold, wolframite (tungsten), and their derivatives, which, in the case of cassiterite, columbite-tantalite, gold, and wolframite, are limited to 3TG.  Sleep Number files this Conflict Minerals Report pursuant to the Rule and Section 1502 of Dodd-Frank.

1.  Company Overview

Sleep Number Corporation, based in Minneapolis, Minnesota, was founded in 1987 and became publicly traded in 1998.  We are listed on The Nasdaq Stock Market LLC (Nasdaq Global Select Market) under the symbol “SNBR.”

Our mission is to improve lives by individualizing sleep experiences. Our vision is to become one of the world's most beloved brands by delivering an unparalleled sleep experience. We expect to achieve our goals by executing our consumer innovation strategy with three significant competitive advantages: proprietary sleep innovations, exclusive retail distribution, and lifelong customer relationships.

As a purpose-drive brand and the leader in sleep innovation, Sleep Number delivers proven quality sleep through effortless, adjustable comfort and biometric sleep tracking. We are visionary leaders in sleep and wellness and are redefining what consumers should expect from their bed. Our vertically integrated business model and role as the exclusive designer, manufacturer, marketer, retailer, and servicer of Sleep Number® beds allows us to offer consumers high-quality, individualized sleep solutions and services.  As a direct-to-consumer brand, we offer consumers a cohesive experience across our Sleep Number® stores, online at SleepNumber.com or via phone at (800) 753-3768.

In 2018, we revolutionized sleep with our complete line of Sleep Number 360® smart beds. The 360® smart bed, at the forefront of the digital health and wellness revolution, is rapidly becoming the “hub” for a healthy life by delivering proven quality sleep. It is the only bed in the world that offers SleepIQ® technology, a proprietary sensor technology that tracks each sleeper’s individual data, including movement, breathing rate, heartbeat and sleep habits. The SleepIQ technology platform captures over 8.5 billion biometric data points every night, building one of the most comprehensive databases of biometric sleep data in the world. Today, the 360 smart bed uses this data to automatically adjust the comfort of the bed for proven quality sleep. Through daily digital interactions that build lifelong relationships, SleepIQ technology also communicates how you slept and provides insight into what adjustments you can make, including adjusting your Sleep Number® setting, to optimize your sleep and improve your daily life.

In early 2017, Sleep Number ceased operating and wound down the assets of Comfortaire Corporation, a company Sleep Number acquired in January 2013. During the course of our Reasonable Country of Origin Inquiry (“RCOI”), Sleep Number’s cross-functional Conflict Minerals Task Force (as defined below) learned that Sleep Number fulfilled its limited warranty obligations for previously-sold Comfortaire products in 2018 by supplying replacement finished mattress covers and air chambers from third-party suppliers, including three finished mattress cover suppliers and one air chamber supplier, respectively.  We therefore included the suppliers providing the finished covers and air chamber for legacy Comfortaire products in this Report.

2.  Reasonable Country of Origin Inquiry (“RCOI”)

In accordance with the requirements of the Rule, Sleep Number’s cross-functional Conflict Minerals Task Force (as defined below) performed a RCOI designed to determine if any 3TG necessary to the functionality and production of our products may have originated in the Covered Countries.  We surveyed all active suppliers and asked those who indicated the presence of 3TG in their products to complete the Conflict Minerals Reporting Template (“CMRT”) created by the Responsible Minerals Initiative of the Responsible Business Alliance (formerly the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative) (“RMI”).  We reviewed supplier CMRT responses for accuracy and completeness and contacted suppliers if we needed additional information or clarification about their respective responses.  Nineteen direct suppliers indicated the presence of 3TG in products supplied to Sleep Number.  Five of the nineteen suppliers reported that the 3TG in the supplied products may have originated in Covered Countries, nine reported that the 3TG in the supplied products did not originate in the Covered Countries, and five suppliers reported that the origin, mines, or facilities used to produce the supplied 3TG are unknown.

3.  Diligence

3.1  Design of Due Diligence

As a result of our RCOI, we determined that the 3TG contained in some of our products may have originated in one or more Covered Countries.  We therefore engaged in due diligence regarding the sources and chain of custody of this 3TG in accordance with Rule 13p-1 of the Securities Exchange Act.  We looked to the Organisation for Economic Co-operation and Development’s (“OECD”) framework and its Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) throughout this process for guidance.

Step 1 – Company Management Systems

Conflict Minerals Policy

Sleep Number has adopted a Conflict Minerals Policy that has been made available to its suppliers and the public at https://www.sleepnumber.com/legal-notices.  The website and information accessible through it are not incorporated into this Report.

Internal Management Structure

Sleep Number has established an internal management process to support its supply chain due diligence efforts.  We established a cross-functional Conflict Minerals Task Force (“Task Force”) of subject matter experts from relevant functional areas of the Company including sourcing, legal, and product compliance to implement our conflict minerals due diligence and compliance strategy.  Task Force members brief management in their respective functions monthly during the due diligence process.

Supply Chain Controls and Transparency

Sleep Number expects its suppliers to source 3TG from ethical sub-tier suppliers and to adopt the RMI’s Responsible Minerals Assurance Process (“RMAP”) (formerly the Conflict Free Smelter Program) as a compliance standard.  We require suppliers to annually certify whether the products they supply to Sleep Number in that calendar year contain 3TG and, if so, to provide written evidence documenting their due diligence efforts and source determinations.  We centrally maintain all relevant documentation in an electronic format.

Supplier Engagement

Sleep Number is committed to ensuring conflict-free sourcing of metals through collaboration with suppliers by incorporating compliance expectations in new commercial contracts and written agreements.   Suppliers are referred to Sleep Number’s Conflict Minerals Policy and are educated on an as-needed, ongoing basis about the requirements, methods, and importance of 3TG supply chain due diligence and disclosure.

Company Grievance Mechanism

Sleep Number has a Company-level grievance mechanism in place that may be used for reporting issues regarding Conflict Minerals sourcing.

Step 2 – Identify and Assess Risk in the Supply Chain

Sleep Number does not directly source 3TG from mines, smelters, or refiners, and is in most cases several production levels removed from them.  We therefore rely on our direct suppliers to collect data about the presence and country of origin of any 3TG necessary to the functionality of any products supplied to us.  We surveyed direct suppliers and evaluated their respective responses to determine the sufficiency, accuracy, and completeness of the information provided.  We contacted suppliers with insufficient, potentially inaccurate, or incomplete responses for additional information.

Step 3 – Design and Implement a Strategy to Respond to Identified Risks

Sleep Number’s Task Force provides regular reporting to management in their respective functional areas regarding conflict minerals due diligence and compliance strategy updates.  The Task Force provides the necessary information for management to determine on a case-by-case basis whether Sleep Number continues to source from suppliers during mitigation of identified risks in its supply chain.

Step 4 – Carry Out an Independent Third-Party Audit of Refiner’s Due Diligence Practices

Sleep Number does not have direct relationships with 3TG smelters or refiners and, as such, we do not perform direct audits of the entities that provide our supply chain with 3TG.  We, however, support and rely on industry efforts to influence smelters and refiners to get audited and certified through the RMI.

Step 5 – Report on Supply Chain Due Diligence

In accordance with the OECD Guidance and the Rule, this Report is available on our website at https://www.sleepnumber.com/legal-notices. The website and information accessible through it are not incorporated into this document.

3.2  Due Diligence Results

All of our active, direct suppliers were asked to determine and disclose the presence of 3TG in materials manufactured for Sleep Number in 2018 by completing the CMRT and identifying smelter names and the 3TG’s source country.

Nineteen of our direct suppliers in scope for this Report indicated the presence of 3TG in products supplied to Sleep Number.  Five of the nineteen suppliers reported that the 3TG in the supplied products may have originated in Covered Countries, nine reported that the 3TG in the supplied products did not originate in the Covered Countries, and five suppliers reported that the origin, mines, or facilities used to produce the supplied 3TG are unknown. We treated one supplier as a non-response because the supplier declared bankruptcy and ceased business operations in 2018 and, as a result, we were unable to obtain information from said supplier.

Despite our ongoing good faith origin inquiries and continued diligence efforts, it is possible, given the complexity and fluidity of our supply chain, the submission of some initially incomplete survey responses by some direct suppliers, and the lack of information regarding certain sub-tier suppliers that the 3TG contained in some of our supplied products may have originated in one or more Covered Country.  We intend to continue our inquiry to determine, at a smelter level, if the sources of any 3TG in products supplied to Sleep Number that may originate in a Covered Country are certified as conflict-free.  We intend to further develop transparency into our supply chain by using our due diligence processes, driving accountability within the supply chain by implementing the industry standard RMAP, and continuing our supplier outreach efforts.

4.  Product Descriptions

Sleep Number manufactures and contracts to manufacture various mattresses, adjustable bases, bedding, and sleep-related accessory products.  Each product is made up of numerous components sourced from many suppliers.  Some components may contain 3TG.  Specifically, 3TG is present in the following products and/or components: adjustable bases, batteries, electric pumps, electric solenoids, foam, heating/cooling engines, heating layers, light bulbs, power cords, printed circuit boards, remote controls, and upholstered headboards.  As a result of the due diligence procedures described above, including the required RCOI, we cannot exclude the possibility that some of the 3TGs contained in nine components — batteries, electronic pumps, foam, heating layers, light bulbs, power cords, printed circuit boards in the adjustable base control box, remotes, and upholstered headboards, respectively — may have originated in a Covered Country.  Our inquiry and diligence efforts are ongoing.

5.  List of Smelters/Refiners

Sleep Number has made a reasonable, good faith effort to collect and assess information concerning 3TG smelters and refiners based on data provided by our suppliers.  Please refer to Appendix A for a list of smelters or refiners reported by our suppliers that may supply 3TG utilized in our manufactured products.

6.  Future Enhancement Measures

Sleep Number is committed to conducting business activities to the highest standards of ethics and social responsibility and providing our customers with ethically-sourced products.  We support the goal of ending violence, human rights violations, and environmental devastation in the DRC and adjoining countries. As a result of our findings for this reporting year, we will continue to enhance our process, including our ability to identify, assess, and quickly mitigate any risk of the presence of 3TG sourced from Covered Countries in our products. We will also continue to require our suppliers to ethically source all materials used in our products. We intend to take the following actions to further refine and improve our 3TG due diligence efforts:

Ongoing Efforts:

•	Continue to refine and improve our internal processes and procedures so that we continue to obtain complete responses from our surveyed suppliers.
•	Work with our suppliers to ensure accurate, thorough, and timely responses in connection with our RCOI and other due diligence efforts.

Enhancement Measures:

•

Investigate additional resources and potential tools to help the Task Force improve tracking, evaluating, and storing of supplier 3TG due diligence data and to help carry out independent third-party audits of 3TG smelters or refiners.

•	Identify further external opportunities to enhance our due diligence processes including working with trade associations and other third parties to define and improve best practices.
•	Explore and discuss opportunities for best practices enhancements on a regularly scheduled basis.
•

For those suppliers who provided information indicating that their products may contain 3TG sources from a Covered Country, we intend to continue our due diligence efforts to either confirm that the 3TG that is sourced from a Covered Country originates with a certified conflict-free smelter or refiner, or require the supplier to find an alternative source of 3TG that does not originate in a Covered Country or that originates with a conflict-free smelter or refiner.

Caution Concerning Forward-Looking Statements

This Report may contain or incorporate by reference certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained in or incorporated by reference into this Report that are not statements of historical fact may be deemed to be forward-looking statements, including but not limited to, our ability to constructively work with our suppliers to achieve compliance, our ability to enter into new contracts that incorporate compliance expectations, our ability to maintain long-term relationships with our suppliers, and our ability to improve our due diligence process. We try to identify forward-looking statements in this Report and elsewhere by using words such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “potential,” “continue,” or the negative of these or similar terms.  Our forward-looking statements speak only as of the date made and by their nature involve substantial risks and uncertainties.

APPENDIX A

The following tables reflect the smelters or refiners reported by our suppliers that may supply 3TG used in our manufactured products. Table 1 lists smelters or refiners that appear on the RMI’s Active and Conformant Smelters & Refiners Lists as of May 14, 2019.  Table 2 lists countries of origin reported by our suppliers for 3TG in their respective supply chains from smelters or refiners which do not appear on the RMI’s Active and Conformant Smelters & Refiners Lists as of May 14, 2019.

Table 1

Mineral	Smelter Name	Country
Gold	8853 S.p.A.	ITALY
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES

Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL

Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Alpha	UNITED STATES OF AMERICA
Gold	bao yu hua	CHINA
Gold	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Gold	Feinhütte Halsbrücke GmbH	GERMANY
Gold	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Gold	Guixi Smelter	CHINA
Gold	PT DS Jaya Abadi	INDONESIA
Gold	Suzhou Xingrui Noble	CHINA
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Nadir Metal Rafineri San. Ve Tic. A.	TURKEY
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA

Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)

Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tin	Kemet Blue Powder	UNITED STATES OF AMERICA

Tin	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Tin	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tin	EM Vinto	BOLIVIA
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	Rui Da Hung	TAIWAN
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM

Table 2

Mineral	Country
Gold

AUSTRALIA, AUSTRIA, BELGIUM, BRAZIL, CANADA, CHILE, CHINA, CZECH REPUBLIC, GERMANY, INDIA, ITALY, JAPAN, KAZAKHSTAN, KOREA, REPUBLIC OF, LITHUANIA, MEXICO, NETHERLANDS, NEW ZEALAND, POLAND, RUSSIAN FEDERATION, SAUDI ARABIA, SOUTH AFRICA, SPAIN, SUDAN, SWITZERLAND, TURKEY, UGANDA, UNITED ARAB EMIRATES, UNITED STATES OF AMERICA, UZBEKISTAN, ZAMBIA, ZIMBABWE

Tantalum	AUSTRIA, CHINA, ESTONIA, GERMANY, JAPAN, SOUTH AFRICA, UNITED STATES OF AMERICA
Tin	ARGENTINA, BELGIUM, BRAZIL, CHINA, GERMANY, INDONESIA, JAPAN, KOREA, REPUBLIC OF, MALAYSIA, MEXICO, MYANMAR, RUSSIAN FEDERATION, RWANDA, SINGAPORE, SPAIN, TAIWAN, UNITED STATES OF AMERICA, VIETNAM
Tungsten	AUSTRIA, BRAZIL, CHINA, GERMANY, JAPAN, KOREA, REPUBLIC OF, RUSSIAN FEDERATION, VIETNAM